Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
JULY SALES INCREASE OF 20%;
COMPARABLE STORE SALES INCREASE 3%
New Albany, Ohio, August 3, 2006: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $230.0 million for the four-week period ended July 29, 2006, a 20% increase over last year’s July net sales of $191.0 million. July comparable store sales increased 3% compared to the four-week period ended July 30, 2005.
Year-to-date, the Company reported a net sales increase of 18% to $1.316 billion from $1.118 billion last year. Comparable store sales increased 3% for the year-to-date period.
July 2006 Developments
•	Total Company net sales increased 20%

•	Total Company comparable store sales increased 3%

•	Abercrombie & Fitch comparable store sales increased 1%

•	abercrombie comparable store sales increased 5%

•	Hollister Co. comparable store sales increased 5%

•	RUEHL comparable store sales increased 36%
The Company operated 351 Abercrombie & Fitch stores, 164 abercrombie stores, 355 Hollister Co. stores and ten RUEHL stores at the end of fiscal July. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
To hear the Abercrombie & Fitch pre-recorded July sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
On Tuesday, August 15, 2006 at 4:30 PM Eastern Time the Company will conduct its second quarter earnings conference call. Management will discuss the Company’s performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 8591489; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Thomas D. Lennox Vice President, Corporate Communications (614) 283-6751
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2006 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.